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                                                                     Exhibit 5.1

                         [Kirkland & Ellis Letterhead]

                                 August 9, 1999



Pac-West Telecomm, Inc.
4210 Coronado Avenue
Stockton, California  95204


     Re:  Series B 13 1/2% Senior Notes due 2009
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Ladies and Gentlemen:

     We are acting as special counsel to Pac-West Telecomm, Inc., a California corporation (the "Company"), in connection with the proposed registration by the Company of up to $150,000,000 in aggregate principal amount of the Company's Series B 13 1/2% Senior Notes due 2009 (the "New Notes"), pursuant to a Registration Statement on Form S-4, filed with the Securities and Exchange Commission (the "Commission") on April 21, 1999 under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), for the purpose of effecting an exchange offer (the "Exchange Offer") for the Company's 13 1/2% Senior Notes due 2009 (the "Old Notes"). The New Notes are to be issued pursuant to an Indenture (the "Indenture"), dated as of January 29, 1999, between the Company and Norwest Bank Minnesota, as Trustee.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (1) the corporate and organizational documents of the Company, (2) minutes and records of the corporate proceedings of the Company with respect to the issuance of the New Notes, and (3) the Registration Statement and exhibits thereto.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:
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     (1)  The Company is a corporation existing and in good standing under the
          General Corporation Law of the State of California.

     (2) The sale and issuance of the New Notes has been validly authorized by the Company.

     (3) When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) the Indentures shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (c) the Old Notes shall have been validly tendered to the Company, (d) the New Notes shall have been issued in the form and containing the terms described in the Registration Statement, the Indentures, the resolutions of the Company's Board of Directors (or authorized committee thereof) authorizing the foregoing and any legally required consents, approvals, authorizations and other order of the Commission and any other regulatory authorities to be obtained, and (e) the New Notes have been authenticated by the Trustee, the New Notes when issued pursuant to the Exchange Offer will be legally issued, fully paid and nonassessable and will constitute valid and binding obligations of the Company.

     Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (1) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Our opinions are limited to the laws of the State of New York and the laws of the State of California, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the New Notes.

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     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the California Business Corporation Act be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                    Yours very truly,


                                    /s/ Kirkland & Ellis
                                    KIRKLAND & ELLIS


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